N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Wells Fargo Advantage Index Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		2,552,524	0.6306		8,881,138	40.42
Class B		150,761		0.2719		652,157  	40.32
Class C		555,354		0.2745		2,029,982	40.32
Administrator
Class		1,399,498	0.7513		34,617,008	40.56
Investor Class	0		0.0000		2,745,141	40.48